Exhibit 23.4

CONSENT OF WHITE AND CASE, S.C.

We hereby consent to the use of our name under the heading “Enforcement of Civil Liabilities” in the Registration Statement on Form S-4 of Kansas City Southern de Mexico, S.A. de C.V. filed with the Securities and Exchange Commission.

/s/    White and Case, S.C.

July 18, 2011